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Motorola Confirms Receipt of Notice of Nomination from Carl Icahn

SCHAUMBURG, Ill. – 30 January 2007 – Motorola, Inc. (NYSE: MOT) confirmed receipt of notice from certain Carl Icahn entities for the nomination of Carl C. Icahn to Motorola’s Board of Directors at the Company’s 2007 Annual Meeting of Stockholders. The notice contained no additional information regarding his intentions. The Company has not yet set a date for its 2007 Annual Meeting.

The notice states that the Carl Icahn entities “may be deemed to beneficially own, in the aggregate, 33,529,000 shares, representing approximately 1.39% of the Corporation’s outstanding shares.”

Motorola is reviewing the notice of nomination.

About Motorola

Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of seamless mobility, the people of Motorola are committed to helping you connect simply and seamlessly to the people, information, and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $42.9 billion in 2006. For more information about our company, our people and our innovations, please visit http://www.Motorola.com.

Motorola and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Motorola in connection with the nomination described herein. Information regarding the special interests of these directors and executive officers in the nomination described herein will be included in any proxy statement filed by Motorola in connection with the nomination. In addition, Motorola files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from Motorola at www.motorola.com. Investors should read any proxy statement filed in connection with the nomination described herein carefully when it becomes available before making any voting or investment decision.

Media Contacts:

Paul Alfieri
Motorola, Inc.
+1-847-435-5320
paul.alfieri@motorola.com

Joele Frank / Matthew Sherman
Joele Frank, Wilkinson Brimmer Katcher
+1-212-355-4449
msherman@joelefrank.com

Investor Contact:

Dean Lindroth
Motorola
+1-847-576-6899
dean.lindroth@motorola.com

MOTOROLA and the Stylized M Logo are registered in the US Patent & Trademark
Office. All other product or service names are the property of their respective owners.
© Motorola, Inc. 2007. All rights reserved.